Exhibit 99.1

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED ___________ __, 2012 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AT (410) 750-0020.

The Rights Offering expires at 5:00 p.m., Eastern Time on ___________ __, 2012. Howard Bancorp, Inc. (the “Company”) may extend the rights offering without notice to you until ___________ __, 2012 (such date and time, as it may be extended, the “Expiration Date”).
NUMBER OF RIGHTS
RIGHTS CERTIFICATE NO.		REPRESENTED BY THIS RIGHTS CERTIFICATE
HOWARD BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Non-Transferable Rights to Purchase Shares of Common Stock
Subscription Price: $7.30 Per Share
VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION DATE

SEE REVERSE FOR
CERTAIN DEFINITIONS
REGISTERED OWNER:

The Company has distributed, at no charge, to each holder of record of the Company’s Common Stock, par value $.0.01 per share (“Common Stock”), (each a “Record Date Stockholder”), as of 5:00 Eastern Time on February 27, 2012 (the “Record Date”) one subscription right (“Subscription Right”) for each share of Common Stock held as of the close of business on the Record Date. Each Subscription Right entitles Record Date Stockholder to a basic subscription right (the “Basic Subscription Right”) and an over-subscription option (the “Over-Subscription Option”). The Basic Subscription Right gives each Record Date Stockholder the opportunity to purchase 0.3631 share of Company Common Stock at a subscription price of $7.30 per share. Fractional shares of Company Common Stock resulting from the exercise of the Basic Subscription Right will be eliminated by rounding down to the nearest whole share. In the event that a Record Date Stockholder purchases all of the shares of Company Common Stock available pursuant to the Record Date Stockholder’s Basic Subscription Right, the Record Date Stockholder may also choose to exercise an Over-Subscription Option to subscribe for a portion of any shares of Company Common Stock that are not purchased by other Record Date Stockholders through the exercise of their Basic Subscription Rights, subject to the Company’s acceptance of such subscription, reduction or pro ration, and other limitations as described in the Prospectus.

Secretary	President and Chief Executive Officer

Exhibit 99.1

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

By Mail, Hand, Express Mail or Overnight Courier:
Registrar and Transfer Company ATTN: Reorg/Exchange Dept. 10 Commerce Drive Cranford, NJ 07016

DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Delivery by facsimile will not constitute valid delivery

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

Method of Exercise Of Rights

In order to exercise your Basic Subscription Right and Over-Subscription Option, you must properly complete and sign this Rights Certificate in Section 2 below where indicated and return it to the Subscription Agent, Registrar and Transfer Company, together with payment in full for an amount equal to the subscription price multiplied by the total number of shares of Common Stock subscribed for under your Basic Subscription Right and Over-Subscription Option. To be timely, the Subscription Agent must receive the properly completed and executed Rights Certificate and payment in full for the shares of Common Stock subscribed for at or before 5:00 p.m., Eastern Time, on ___________ ___, 2012, unless such date is extended by the Company to no later than ___________ ___, 2012.

Full payment for the shares of Common Stock subscribed for pursuant to your Basic Subscription Right and Over-Subscription Option must be made payable in United States dollars by wire transfer, personal check drawn on a U.S. bank, or certified check drawn on Howard Bank, in each case payable to “Registrar and the Transfer Company.” You will not be paid any interest on funds paid to the Subscription Agent regardless of whether the funds are applied to the subscription price or returned to you.

SECTION 1: EXERCISE AND SUBSCRIPTION: The number of Subscription Rights represented by this Rights Certificate and the maximum number of shares of Common Stock for which you may subscribe under your Basic Subscription Rights are set forth on the front of this Rights Certificate. Please see “The Rights Offering - Limitation on How Many Shares of Common Stock You May Purchase in the Rights Offering” in the Prospectus for a description of the purchase limits applicable to the Rights Offering. The undersigned hereby irrevocably exercises one or more Subscription Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus.

Step 1 – Basic Subscription Right

I wish to exercise my full Basic Subscription Right or a portion thereof as follows:

Number of Shares of Common Stock Subscribed for Under Your Basic Subscription Right	Subscription Price	Payment Due Under Basic Subscription Right
	X $7.30 =	$

Step 2 – Over-Subscription Option

I have exercised my full Basic Subscription Right and in addition to my full Basic Subscription Right I wish to subscribe for additional shares under my Over-Subscription Option as follows:

Number of Shares of Common Stock Subscribed for Under Your Over-Subscription Option*	Subscription Price	Payment Due Under Over-Subscription Option
	X $7.30 =	$

*The maximum number of shares you may subscribe for under your Over-Subscription Option is equal to 958,679 shares less the number of shares you subscribed for under your full Basic Subscription Right.

Step 3 – Total Shares and Total Amount Enclosed

Total Shares:	Subscription Price	Total Amount Enclosed:
	X $7.30 =	$
Number of Shares of Common Stock Subscribed for Under Basic Subscription Right (Step 1) plus Over-Subscription Option (Step 2)	Subscription Price	Total Payments Due Under Basic Subscription Right (Step 1) plus Over-Subscription Option (Step 2)

SECTION 2: SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby irrevocably subscribe for the number of share of Common Stock indicated above on the terms and conditions set forth in the Prospectus.3

Signature of Subscriber(s)

(address if different than that listed on this Rights Certificate)

Telephone Number (including area code):

SECTION 3: SPECIAL ISSUANCE INSTRUCTIONS (IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTIONS 4 AND 5): The Subscription Rights are not transferable in any way, except by operation of law. By executing below, you hereby represent and warrant that the person in whose name you are requesting that we issue the Common Stock is a transferee by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered by mail, hand, express mail or overnight courier to Registrar and Transfer Company at the address specified above prior to the Expiration Date.

Complete the following ONLY if the shares of Common Stock subscribed for are to be issued in a name other than that of the registered holder.

Issue Shares to: ______________________________

Soc. Sec. #/Tax ID#: __________________________

Address: ________________________________________________

________________________________________________

________________________________________________

SECTION 4: ACKNOWLEDGMENT (TO BE COMPLETED ONLY IF YOU COMPLETED SECTION 3. IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTION 5): I/We acknowledge receipt of the Prospectus and understand that, after delivery to Registrar and Transfer Company as Subscription Agent, I/we may not modify or revoke this Rights Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder:

Date:

 If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name:	Capacity:
Soc. Sec.#/Tax ID #:

Address:	Phone:

SECTION 5: GUARANTEE OF SIGNATURES (TO BE COMPLETED ONLY IF YOU COMPLETED SECTIONS 3 AND 4): All Subscription Right holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

Name of Firm:
Authorized Signature:

Address:	Name:

Title:

City, State, Zip Code:

Area Code and Telephone Number:

Any questions regarding this Rights Certificate and submitting payment in the Rights Offering may be directed to Registrar and Transfer Company, as the Subscription Agent, at (800) 368-5948.

You are advised to review the Prospectus and the Instructions as to Use of Howard BanCorp, Inc. Rights Certificates included with this Rights Certificate. Additional copies of these materials may be obtained from the Company by calling Mary Ann Scully or George C. Coffman at (410) 750-0020.